CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment Number 96 to the Registration Statement (Form N-1A, No. 811-01835) of Pioneer Series Trust XI, and to the incorporation by reference of our report, dated February 25, 2021, on Pioneer Core Equity Fund, included in the Annual Report to Shareholders for the fiscal year ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 28, 2021